AMENDMENT NO. 16
TO INVESTMENT ADVISORY AGREEMENT
(The AAL Mutual Funds)

Exhibit A to the Investment Advisory Agreement between Thrivent Investment Management Inc. and The AAL Mutual Funds, dated November 28, 1990, is hereby amended, effective February 11, 2004, as follows:

  Exhibit A attached to the Investment Advisory Agreement is modified to add Thrivent Mid Cap Growth Fund, Thrivent High Yield Fund, Thrivent Income Fund, and Thrivent Limited Maturity Bond Fund.

A revised Exhibit A is attached hereto.

THE AAL MUTUAL FUNDS

By ______________________
   Pamela J. Moret, President

THRIVENT INVESTMENT MANAGEMENT INC.

By ________________________
   Bruce J. Nicholson, President

EXHIBIT A
TO
THE AAL MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT
Dated November 28, 1990

  The AAL Capital Growth Fund (effective September 1, 2000)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $500 million of average daily net assets, 0.575 of 1% on the next $500 million of average daily net assets, and 0.50 of 1% on the next $4 billion of average daily net assets, and 0.45 of 1% of average daily net assets over $5 billion.

  The AAL Bond Fund (effective September 1, 1998)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily net assets.

  The AAL Municipal Bond Fund (effective September 1, 1998)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily assets.

  The AAL Money Market Fund (effective date December 21, 1990)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1 % on the first $500 million of average daily net assets and 0.45 of 1% of average daily net assets over $500 million.

  The AAL U.S. Government Zero Coupon Target Fund, Series 2006 (effective November 13, 1991)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.50 of 1% of average daily net assets.

  The AAL Mid Cap Stock Fund (effective September 1, 2000)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets, 0.65 of 1% of average daily net assets of the next $800 million, and, 0.60 of 1% of average daily net assets over $1 billion.

  The AAL Equity Income Fund (effective September 1, 1998)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% of average daily net assets.

  The AAL International Fund (effective November 1, 1998)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.65 of 1% on the first $50 million of average daily net assets and 0.60 of 1% of average daily net assets over $50 million.

  The AAL Small Cap Stock Fund (effective September 1, 1998)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.70 of 1% on the first $200 million of average daily net assets and 0.65 of 1% of average daily net assets over $200 million.

  The AAL High Yield Bond Fund (effective September 1, 1998)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% of average daily net assets.

  The AAL Balanced Fund (effective September 1, 1998)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.55 of 1% of average daily net assets.

  The AAL Large Company Index Fund (effective December 31, 1999)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.175 of 1% of average daily net assets over $50 million.

  The AAL Mid Cap Index Fund (effective December 31, 1999)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.20 of 1% of average daily net assets over $50 million.

  The AAL Bond Index Fund (effective December 31, 1999)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% on the first $50 million of average daily net assets and 0.175 of 1% of average daily net assets over $50 million.

  The AAL Large Company Index Fund II (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% of average daily net assets.

  The AAL Mid Cap Index Fund II (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% of average daily net assets.

  The AAL Small Cap Index Fund II (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.25 of 1% of average daily net assets.

  The AAL Aggressive Growth Fund (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.80 of 1% on the first $100 million of average daily net assets, 0.75 of 1% of daily net assets over $100 million but less than $500 million, and 0.70 of 1% of average net assets over $500 million.

  The AAL Technology Stock Fund (effective July 1, 2000)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.75 of 1% of average daily net assets.

  The AAL Small Cap Value Fund (effective July 17, 2001)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.70 of 1% of the average daily net.

  Thrivent Mid Cap Growth Fund (effective February 11, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.45 of 1% on the first $100 million of average daily net assets, 0.40 of 1% of daily net assets over $100 million but not more than $250 million, 0.35 of 1% of daily net assets over $250 million but not more than $500 million, 0.30 of 1% of daily net assets over $500 million but not more than $1 billion, and 0.25 of 1% of average net assets over $1 billion.

  Thrivent High Yield Fund (effective February 11, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.40 of 1% on the first $500 million of average daily net assets, 0.35 of 1% of daily net assets over $500 million but not more than $1 billion, and 0.30 of 1 % of average net assets over $1 billion.

  Thrivent Income Fund (effective February 11, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.35 of 1% on the first $500 million of average daily net assets, 0.325 of 1% of daily net assets over $500 million but not more than $1 billion, and 0.30 of 1% of daily net assets over $1 billion.

  Thrivent Limited Maturity Bond Fund (effective February 11, 2004)

  The management fee for this Fund, calculated in accordance with Paragraph 5 of The AAL Mutual Funds Investment Advisory Agreement, shall be at the annual rate of 0.30 of 1% on the first $500 million of average daily net assets, 0.275 of 1% of daily net assets over $500 million but not more than $1 billion, and 0.25 of 1% of daily net assets over $1 billion.